Exhibit 10.1.A

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

CONVERTIBLE PROMISSORY NOTE

$[ ● ]                 September 26, 2019

FOR VALUE RECEIVED, YogaWorks, Inc., a corporation organized under the laws of Delaware (the “Company”), hereby promises to pay [ ● ], a limited partnership organized under the laws of Delaware (the “Holder”), or its registered assigns, on the Maturity Date (as hereinafter defined) (or earlier as hereinafter provided) the principal sum of $[ ● ], with interest on the unpaid principal amount of this Note as provided herein. For the purposes of this Note, the term “Maturity Date” shall mean June 30, 2020.

1.         Purchase Agreement; Definitions.

(a)

This Convertible Promissory Note (as amended, modified or supplemented from time to time, the “Note”) is issued by the Company on the date hereof pursuant to the Note Purchase Agreement (as amended, modified or supplemented from time to time, the “Note Purchase Agreement”) dated as of September 26, 2019, by and among the Company, the Holder and the other lenders from time to time party thereto. This Note is one of a series of Convertible Promissory Notes (together with all notes issued pursuant to Section 13(d) or Section 14 hereof and thereof, the “Notes”) issued in connection with and pursuant to the Note Purchase Agreement.  The Holder is entitled to the benefits of this Note and the Note Purchase Agreement, and may, enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto, to the extent provided herein or therein.  Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Note Purchase Agreement.

(b)

In addition to the definitions set forth above, the following terms shall have the meanings set forth below and, unless the context of this Note provides otherwise, all capitalized terms not otherwise defined herein shall have the meanings given to them in the Note Purchase Agreement:

“Asset Disposition” shall mean, unless waived by a Required Interest, the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the capital stock or other equity or ownership interest of any subsidiary of the Company, in whatever form, or (b) any of the assets of the Company or any of its subsidiaries (other than sales of receivables consistent with past practices in the ordinary course of business and securitization transactions).

“Change of Control” shall mean the occurrence of any one or more of the following, unless waived by a Required Interest:

(i)       The Lenders collectively shall cease to beneficially own and control, directly or indirectly, at least a majority of the outstanding voting rights of the Company, or

(ii)       (w) any merger or consolidation of the Company into or with another entity (except one in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the capital stock of the surviving entity), (x) any sale, license, lease or transfer of all or a material portion of the assets of the Company (other than sales of receivables consistent with past practices in the ordinary course of business and securitization transactions), in whatever form, (y) any sale, license, lease or transfer of all or a material portion of the assets of the subsidiaries of the Company, taken as a whole (other than sales of receivables consistent with past practices in the ordinary course of business and securitization transactions), in whatever form, or (z) any other transaction pursuant to or as a result of which a single person (or group of affiliated persons) acquires or holds capital stock of the Company representing a majority of the Company’s outstanding voting power.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Liquidity Event” shall mean (a) a Change of Control or (b) an Asset Disposition of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

“Net Proceeds” shall mean the cash proceeds in respect of an Asset Disposition, net of (a) reasonable costs and expenses relating to such Asset Disposition, (b) any taxes payable (or reasonably reserved for after taking into account available credits and deductions) in respect of such Asset Disposition and (c) the amount required to be applied to other indebtedness relating to the relevant asset with the proceeds of such Asset Disposition.

2.Interest.

(a)

The Company promises to pay interest on the Principal Amount (as hereinafter defined) of this Note at the Interest Rate (as defined herein).  Any accrued and unpaid interest shall be due on the Maturity Date. If this Note is converted into fully paid and non- assessable Conversion Shares, the accrued but unpaid interest will also be converted into fully paid and non-assessable Conversion Shares as provided in Section 4.  Interest on this Note shall accrue from the date of issuance until repayment of the Principal Amount and payment of all accrued interest in full.  Interest shall accrue and be computed on the basis of the actual number of days in the related period over 360 days.

For purposes herein,

(i)	“Principal Amount” shall mean the outstanding principal amount of this Note at any time; and

(ii)“Interest Rate” shall mean twelve percent (12%) per annum.

(b)

Notwithstanding the foregoing provisions of this Section 2, but subject to applicable law, upon and during the occurrence of an Event of Default (as hereinafter defined), the Principal Amount of this Note shall bear interest, from the date of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to fifteen percent (15%) per annum. In addition, any overdue interest on this Note shall bear interest, payable on demand in immediately available funds, at a rate equal to fifteen percent (15%) per annum.  In the event that any interest rate provided for herein shall be determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law.  Any payment by the Company of any interest amount in excess of that permitted by law shall be considered a mistake, with the excess being applied to the principal of this Note without prepayment premium or penalty.

3.Principal.

The Company shall pay the Principal Amount due under this Note and all accrued and unpaid interest on the Maturity Date; provided that if this Note is converted into fully paid and non- assessable Conversion Shares, the accrued but unpaid interest will also be converted into fully paid and non-assessable Conversion Shares as provided in Section 4.

4.

Optional Conversion.  At any time and from time to time (a) prior to or upon and during the occurrence of an Event of Default, from the date of such Event of Default until such Event of Default is cured or waived or (b) as of the Maturity Date, at the written election of Holder, any outstanding Principal Amount and accrued and unpaid interest on this Note (the “Conversion Amount”) shall be converted into shares of Common Stock at a per share conversion price equal to $0.60 (subject to appropriate adjustment to reflect any stock split, stock dividend, reverse stock split or similar corporate event affecting the Common Stock) (all such shares into which the Note is converted into, the “Conversion Shares”).  Upon any conversion election made in accordance with this Section 4, the Company shall authorize and approve, and make all filings necessary, to amend its certificate of incorporation as may be required to increase the number of authorized shares of Common Stock to enable it to comply herewith.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall issue one whole share of Common Stock.

5.Voluntary Prepayment.

(a)

The Notes are subject to prepayment at the option of the Company, in whole or in part. The Company shall give written notice of voluntary prepayment of this Note or any portion thereof to the Holder not less than five (5) Business Days prior to the date fixed for such prepayment.  Such notice of voluntary prepayment shall be given in the manner specified in Section 7.4 of the Note Purchase Agreement.  Upon notice of prepayment being given by the Company to the Holder, the Company covenants and agrees that the Company shall prepay, on the date fixed for prepayment in the notice therefor, this Note or the portion hereof so called for prepayment, at the Principal Amount thereof or the portion thereof so called for prepayment, together with interest accrued and unpaid thereon to the date fixed for such prepayment, together with costs and expenses including, without limitation, reasonable fees, charges and disbursements of counsel to the Holder.  Notwithstanding the above, at any time prior to such prepayment by the Company, the Holder may elect to convert all or any portion of the outstanding Principal Amount and accrued and unpaid interest due under this Note into Conversion Shares on the terms set forth in Section 4.

(b)

All prepayments under this Section 5 shall include payment of accrued interest on the Principal Amount so prepaid and shall be applied first to payment of default interest, if any, then to payment of accrued interest, then to all costs, expenses and indemnities payable under the Note Purchase Agreement, if any, and thereafter to principal, provided, however, each voluntary prepayment of less than the full outstanding principal balance of the Note shall be in an aggregate Principal Amount of $100,000 or a whole multiple thereof.

(c)

If more than one Note is outstanding, the amounts payable under this Section 5 upon an election by the Company to prepay shall be applied to the Notes pro rata based on the relative amounts outstanding under each of the Notes (subject to the right of the Holder or any holder of the other Notes to convert some or all of such Note(s) as provided in Section 5(a) above).

6.Mandatory Prepayment.

(a)

Upon the occurrence of a Liquidity Event, all Principal Amount and interest on this Note shall become immediately due and payable at the option of the Holder. The Holder may, upon receiving notice of any Liquidity Event pursuant to Section 6(b) hereof, exercise its right to demand payment in full of this Note, by giving the Company notice of such election within ten (10) Business Days of receiving such notice. The Company shall, within five (5) Business Days following the consummation of an Asset Disposition, apply the Net Proceeds thereof to the prepayment of the outstanding balance of this Note.

(b)

The Company shall give written notice to the Holder of any Liquidity Event at least ten (10) Business Days and not more than sixty (60) Business Days prior to the consummation of such event.  Such notice shall be given in the manner specified in Section 7.4 of the Note Purchase Agreement.  Nothing contained in this Section 6 shall be deemed a consent by the Holder or any affiliate or board representative thereof to the consummation of any Liquidity Event and the Company covenants and agrees that, notwithstanding any other provisions of any Transaction Document, it shall not consummate an Asset Disposition of all or substantially all of the assets of such Company without the consent in writing of all Holders of the Notes unless the Company pays the Notes in full at or prior to consummation thereof. In addition, in the event that such a notice of prepayment is delivered by the Company in connection with a Change of Control or Asset Disposition transaction and such transaction is not consummated within sixty (60) days of the notice of prepayment, the Company shall be under no obligation to make the payments as set forth above (but must once again comply with the notice provisions above in connection with any subsequent closing of such a transaction).

(c)

All prepayments under this Section 6 shall include payment of accrued interest on the Principal Amount so prepaid and shall be applied first to payment of default interest, if any, then to payment of accrued interest, then to all costs, expenses and indemnities payable under the Note Purchase Agreement, if any, and thereafter to the Principal Amount.

(d)	If more than one Note is outstanding, the Net Proceeds payable under this Section 6 shall be applied to the Notes pro rata, in accordance with the Principal Amount outstanding under each such Note.

7.Termination of Rights.

All rights with respect to this Note shall terminate upon the earlier to occur of the date (a) this

Note is repaid in full and (b) all outstanding Principal Amount and accrued and unpaid interest is converted into Conversion Shares in accordance with the terms hereunder (such earlier date, the “Note Cancellation Date”), whether or not this Note has been surrendered.  Notwithstanding the foregoing, Holder agrees to surrender this Note to the Company for cancellation as soon as is possible following conversion of this Note.  Holder shall not be entitled to receive the Conversion Shares to be issued upon conversion of this Note until the original of this Note (or an executed affidavit of loss, damage or mutilation and agreement to indemnify the Company therefrom, in form reasonably requested by the Company) is surrendered (or delivered in the case of such affidavit and agreement) to the Company.

8.Amendment.

Amendments and modifications of this Note may be made only in the manner provided in Section 7.3 of the Note Purchase Agreement.

9.Defaults and Remedies.

(a)Events of Default.

The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(i)

Non-Payment.  The Company shall (A) fail to pay when due any principal of this Note, (B) fail to pay within three (3) days after the same becomes due, any interest or fees payable under the terms of this Note or the Note Purchase Agreement or (C) fail to pay within three (3) days after receipt of notice of the failure to pay when due, any other obligations payable under the terms of this Note, the Note Purchase Agreement or any of the other Transaction Documents; or

(ii)

Other Defaults. The Company shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note, the Note Purchase Agreement or any other Transaction Document and such failure shall continue for thirty (30) days after the earlier of (A) the date of notice by any Lender to the Company of such failure or (B) the date the Company has knowledge of such failure; or

(iii)

Representations and Warranties.  Any material representation, warranty or certificate made or furnished by or on behalf of the Company to any Lender in or in connection with this Note, the Note Purchase Agreement or any other Transaction Document, or as an inducement to any Lender to enter into this Note, the Note Purchase Agreement or any other Transaction Document, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(iv)Intentionally Omitted.

(v)

Insolvency; Voluntary Proceedings. The Company shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its or any of its creditors, (D) be dissolved or liquidated in full or in part, (E) become insolvent (as such term may be defined or interpreted under any applicable statute), or (F) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

(vi)

Involuntary Proceedings.  Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety (90) days of commencement; or

(vii)

Judgments.  (A) One or more judgments, orders, decrees or arbitration awards requiring the Company to pay an aggregate amount of $250,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Company) shall be rendered against the Company in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated, stayed or bonded for a period of ten (10) consecutive days; (B) one or more judgments, orders, decrees or arbitration awards requiring the Company to pay an aggregate amount of $250,000 (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of the Company) shall be rendered against the Company in connection with any related or unrelated transactions, incidents or circumstances and the same shall not be satisfied, vacated, stayed or bonded for a period of ten (10) consecutive days; (C) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process not covered by a customer of the Company’s indemnity or similar duty shall be issued or levied against a part of the property of the Company with an aggregate value in excess of $250,000 and the same shall not be released, stayed, vacated, bonded or otherwise dismissed within thirty (30) days after issue or levy; or (D) any other non-monetary judgments, orders, decrees, arbitration awards, writs or similar processes which, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect are rendered, issued or levied; or

(viii)

Involuntary Dissolution or Split Up.  Any order, judgment or decree shall be entered against the Company decreeing its involuntary dissolution or split up and such order shall remain undischarged and unstayed for a period in excess of sixty (60) days.

(b)Acceleration.

If an Event of Default occurs under Section 9(a)(v) or 9(a)(vi), then the Principal Amount of, accrued interest on and all other amounts payable under, this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived.  If any other Event of Default occurs and is continuing and the Holder so notifies the Company in writing, the Principal Amount of, accrued interest on and all other amounts payable under, this Note may be declared by a Required Interest to be immediately due and payable.  Upon such declaration, such principal, interest and other amounts shall become immediately due and payable.

10.Suits for Enforcement.

(a)

Upon the occurrence and during the continuation of any one or more Events of Default, the Holder of this Note may proceed to protect and enforce its rights hereunder by suit in equity, action at law or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Note Purchase Agreement or this Note or in aid of the exercise of any power granted in the Note Purchase Agreement or this Note, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of the Holders of this Note, provided, however, that no Holder will take any actions to protect or enforce its rights hereunder without the consent of a Required Interest.

(b)

In case of an Event of Default, the Company will pay to the Holder such amounts as shall be sufficient to cover the reasonable costs and expenses of such Holder due to such Event of Default, including without limitation the reasonable fees and disbursements of counsel to such Holder.

11.Remedies Cumulative.

No remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

12.Remedies Not Waived.

No course of dealing between the Company and the Holder or any delay on the part of the Holder in exercising any rights hereunder shall operate as a waiver of any right.

13.Transfer; Registration.

(a)The term “Holder” as used herein shall also include any registered transferee of this Note.  Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and each Holder agrees that, prior to any proposed transfer of this Note, if such transfer is not made pursuant to either an effective registration statement under the Securities Act, or an opinion of counsel, reasonably satisfactory in form and substance to the Company, that this Note may be sold without registration under the Securities Act, the Holder will, if requested by the Company, deliver to the Company:

(i)	an investment covenant reasonably satisfactory to the Company signed by the proposed transferee;
(ii)	an agreement by such transferee to the impression of the restrictive investment legend set forth on this Note; and

(iii)	an agreement by such transferee to be bound by the provisions of this Section 13 relating to the transfer of such Note.

(b)	This Note is a registered instrument. The Company shall maintain a register (the “Note

Register”) in its principal offices for the purpose of registering the Note and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Note.  Upon the issuance of this Note, the Company shall record the name of the initial purchaser of this Note in the Note Register as the first Holder.  Upon surrender for registration of transfer or exchange of this Note at the principal offices of the Company, the Company shall, at the Company’s expense, execute and deliver a new Note of like tenor and of a like aggregate Principal Amount, registered in the name of the Holder or a transferee or transferees.  Every Note surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by written instrument of transfer duly executed by the Holder of such Note or such holder’s attorney duly authorized in writing.  The Company shall not have any obligation hereunder to any Person other than the registered Holder of this Note.

(c)	This Note may be transferred or assigned by the Holder at any time, subject to Sections 13(a), 13(b) and 15 hereof.

(d)

In the event that the Holder intends to transfer the Note to more than one transferee, the Company shall, in good faith, cooperate with the Holder to effectuate such a transfer and to issue replacement Notes in the appropriate denominations.

(e)The Holder shall bear the costs if any of any transfer or assignment of the Note.

14.Replacement of Note.

On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of this Note), the Company, at its expense, will promptly execute and deliver, in lieu thereof, a new Note of like tenor.  If required by the Company, such Holder must provide an agreement to indemnify the Company, which in the judgment of the Company, is sufficient to protect the Company from any loss that it may suffer if a lost, stolen or destroyed Note is replaced. On the date hereof, Holder has surrendered to the Company for cancellation the Original Note in exchange for delivery of this Note.

15.Successors and Assigns; Assignment.

All the covenants, stipulations, promises and agreements in this Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company.  The Holder may not assign this Note or any of its respective rights under this Note to any person without the consent of the Required Interest. The Company may not assign any of its duties under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.  No Person other than the Holder of this Note and its successors and permitted assigns is intended to be a beneficiary of any of the Transaction Documents.

16.GOVERNING LAW.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

17.WAIVER OF JURY TRIAL.

EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS NOTE OR ANY AGREEMENTS OR TRANSACTIONS CONTEMPLATED HEREBY OR THE VALIDITY, PROTECTION, INTERPRETATION, OR ENFORCEMENT HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THIS NOTE, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.  EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS TRANSACTION, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS.  EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE TRANSACTION DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS NOTE.  IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.  EACH OF THE COMPANY AND THE HOLDER OF THIS NOTE ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF EACH.

18.Headings.

The headings in this Note are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

19.Severability.

If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the date first written above.

COMPANY:

YOGAWORKS, INC.

_____________________________

Name:

Title:

[Signature page to YogaWorks – Convertible Promissory Note]

HOLDER:

GREAT HILL EQUITY PARTNERS V, L.P.

________________________

Name:

Title:

Address for Notices:

c/o Great Hill Partners LLC
200 Clarendon St., 29th Floor

Boston, Massachusetts 02116

Attn: Peter Garran

[Signature page to YogaWorks – Convertible Promissory Note]

Schedule I

Wire Transfer Instructions for the Holder

To be provided by the Holder.